Exhibit 10.6

Exhibit 10.6

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into on November 15, 2010, by and between the parties listed on Exhibit A hereto (each a “Pledgor” and collectively the “Pledgors”) and GWG Life Notes Trust (the “Pledgee”).

WHEREAS, GWG Life Settlements, LLC is a party to that certain Second Amended and Restated Note Issuance and Security Agreement dated November 15, 2010 (the “NISA”) pursuant to which GWG Life Settlements, LLC has issued certain Notes to the Lenders under such Agreement (collectively, the “Loans”);

WHEREAS, GWG Life Settlements, LLC is wholly-owned by GWG Holdings, LLC, a Delaware limited liability company (the “Company”),

WHEREAS, Pledgors are certain of the members of the Company and will derive direct financial benefit from the Loan;

WHEREAS, Pledgors have agreed to pledge all of the equity interests now owned or hereafter acquired by them in the Company (collectively, the “Pledged Securities”) to the Pledgee as security for the full and faithful payment and performance of the Company’s obligations under the Loans.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Pledge. To secure the payment and performance of the Loans, Pledgor hereby grants a security interest to the Pledgee in and to the Pledged Securities, together with all additions thereto, substitutions therefor, proceeds thereof and all distributions, income and dividends with respect thereto as well as all rights in connection with the foregoing (collectively, the “Collateral”).

Release of Collateral. Pledgee shall release all of its rights hereunder in and to the Collateral, upon the earlier of: (i) the full and faithful payment and performance of the Loans by the Pledgor and Company, (ii) the initial public offering or registration of the equity interests of the Company with the Securities and Exchange Commission, (iii) three years from the date hereof if the Debt Coverage Ratio (as defined in the NISA) is at least 80%, or (iv) upon the written consent of the Pledgee.

Security Interest. As security for the full and faithful payment and performance of the Loans, Pledgor hereby pledges, assigns, hypothecates, delivers and sets over to Pledgee all of the Collateral, and hereby grants to Pledgee a lien on and security interest in all of the Collateral and all proceeds thereof, until such time as all amounts currently owed or hereinafter owing to Pledgee under the Loans are paid in full or upon the written consent of the Pledgee. Pledgor hereby authorize the Pledgee to file such financing statements as Pledgee may determine is reasonably necessary advisable to perfect such security interest without the signature of the Pledgors.

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Rights Absent Default. Throughout the term of this Agreement, so long as no “Event of Default” as described in Section 5 hereof shall have occurred and be continuing, Pledgee shall not have any rights of ownership with respect to the Pledged Securities, including without limitation, the right to receive any dividends or other distributions on the Pledged Securities or to vote, grant consents or take written actions with respect thereto.

Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):

a. The Company shall fail to pay any or all of the Loans when due or shall fail to cure such default within the period of time provided for in the NISA;

b. The Company shall (i) be or become insolvent (however defined), (ii) voluntarily file, or have filed against them involuntarily, a petition under the United States Bankruptcy Code, or (iii) dissolve or liquidate.

6. Remedies Upon Default. Upon the occurrence of an Event of Default, the Pledgee may exercise, in addition to any of the rights and remedies a secured party can assert under the New York Uniform Commercial Code as now in effect, and to the extent not inconsistent with non-waivable provisions thereof, any one or more of the following rights and remedies, without having to give notice except as is hereinafter specifically provided:

a. Any or all of the Collateral held by Pledgee hereunder may, at the option of Pledgee and in addition to any other rights Pledgee may possess in such event, be registered in the name of Pledgee or its nominees, as pledgees, and Pledgee or its nominees may thereafter, without notice, exercise all voting and other rights, privileges and options pertaining to any of the Collateral as if it were the absolute owner thereof, including without limitation the right to receive distributions payable thereon, and the right to exchange, at its discretion, any and all of the Collateral all without liability except to account for property actually received by it, and any and all voting and other rights, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

b. All distributions with respect to any of the Collateral shall be paid to Pledgee to be held by Pledgee as additional security hereunder until applied to any amounts owing by the Pledgor to Pledgee pursuant hereto or pursuant to the Loan.

c. Pledgee, without demand of performance or other demand, advertisement or notice of any kind to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are, to the extent permitted by law, hereby expressly waived), may exercise any and all rights of a secured creditor under the Uniform Commercial Code as in effect in New York. Nothing contained herein shall be deemed to limit or restrict any other remedy available to Pledgee.

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d. The parties hereto agree that any disposition or retention of all or any part of the Collateral in the manner as set forth in this paragraph 6 shall be deemed to be fair and commercially reasonable.

Application of Proceeds. The proceeds from the sale of all or any part of the Collateral and any other cash or property at any time held by the Pledgee under this Agreement shall be applied by Pledgee (i) first, to the payment of all costs and expenses, including reasonable attorney’s fees and disbursements of counsel, incurred by Pledgee and counsel in connection with such sale and/or in collecting on the Loans; (ii) second, to the payment of the principal amount and interest, accrued to the date of the application of such proceeds, and other consideration included in the Loans equally and ratably, without preference or priority; and (iii) finally, to the payment to Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds and cash.

Representations, Warranties and Covenants of Pledgors. Each Pledgor hereby represents and warrants to, and covenants and agrees with Pledgee as follows:

a. Each Pledgor, as of the date hereof, is the record and beneficial owner of the Pledged Securities constituting the Collateral;

b. Each Pledgor has full power and authority to execute this Agreement, to perform its obligations hereunder and to subject the Collateral to the security interests granted hereby;

c. Upon the filing of a UCC financing statement this Agreement creates and grants a valid lien on and perfected security interest in the Collateral; and

d. So long as any of the Loans remain unpaid or unperformed, Pledgor shall not sell, assign, transfer or otherwise dispose of or encumber all or any part of the Collateral without the prior written consent of the Pledgee.

Indemnification. Pledgors agree to indemnify, defend, and hold Pledgee, and its agents, representatives, affiliates, successors and assigns, harmless from and against the entirety of any charges, complaints, actions, investigations, suits, damages, claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys’ fees and court costs, which result from, arise out of, or relate to this Agreement.

Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to subject matter hereof.

Amendment. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties hereto.

Binding Effect and Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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Governing Law. This Agreement shall be deemed to be a contract made under and shall be construed, interpreted, governed by and enforced in accordance with the laws of the City of New York, without giving effect to the principles of conflict of laws thereof.

Notices. All notices to be given pursuant to this Agreement shall be deemed sufficiently given if hand-delivered or sent by registered or certified mail, postage prepaid, to the parties hereto if to Pledgors at the addresses set forth on Schedule 1 and to the Pledgee at the address set forth in the NISA, or to such other addresses as any party shall designate in a written notice to the other party. All such notices shall be effective upon delivery to the designated address.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

Severability. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

[Signature page to follow]

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[Signature page to Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

PLEDGEE:

LORD SECURITIES CORPORATION, as Trustee for the GWG LifeNotes Trust

By:

Name: Philip A. Martone

Tile: Vice President

PLEDGOR:

Mokeson, LLC

By:

Its:

PLEDGOR: SFS Trust 1982

By:

Its:

PLEDGOR:

SFS Trust 1992E

By: .

Its:

[Signature page to Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

PLEDGEE:

LORD SECURITIES CORPORATION, as Trustee for the GWG LifeNotes Trust

By:

Name:

Tile:

PLEDGOR:

Mokeson, LLC

By:

Its:

PLEDGOR:

SFS Trust 1982

By:

Its: Trustee

PLEDGOR:

SFS Trust 1992E

By:

Its: Trustee

PLEDGOR:

SFS Trust 1976

By:

Its: Trustee

PLEDGOR:

Opportunity Finance, LLC

By:

Its:

PLEDGOR:

Jon R. Sabes

By:

Name:

PLEDGOR:

Steven F. Sabes

By:

Name: Steven F. Sabes

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EXHIBIT A

Member Class Units

Mokeson, LLC (1) Class A 867

SFS Trust 1982 (2) Class A 260

SFS Trust 1992 E (2) Class A 175

SFS Trust 1976 (2) Class A 100

Steven F. Sabes Class A 399

Opportunity Finance, LLC Class A 244

Jon R. Sabes Class B 100

Current Outstanding Units 2,245